EXHIBIT 10.1

Digital Asset Management Agreement

This Digital Asset Management Agreement (the “Agreement”) is entered into as of August 5, , 2025, (the “Effective Date”), by and between Hyrcanian Asset Management, LLC, a Puerto Rico limited liability company, acting as a digital asset manager, exempt from registration under the Investment Advisers Act of 1940 and the Commodity Exchange Act, with its principal office at 2210 Dorado Beach Drive, Dorado, PR 00646 (the “Manager”); and Know Labs, Inc., a Nevada corporation, with its principal office at 500 Union Street, Suite 810, Seattle, WA 98101 (the “Client” or “You”), each a Party and collectively, the Parties.

WHEREAS, the Client seeks to engage the Manager to provide discretionary investment management services relating to those assets designated by Client to be subject to Manager’s discretionary authority as described in Schedule A (the “Assets” or “Account”); and

WHEREAS, the Manager was established to make and manage digital investments aligned with the Client’s investment objectives and will periodically review the Assets to ensure they meet the Client’s investment needs, goals, objectives, and risk tolerance, as agreed upon (collectively, the “Investment Needs”);

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A.	Services and Duties.
1.

The Client hereby appoints the Manager with respect to the Accounts designated by Client in Schedule A for the period and on the terms set forth in this Agreement, and the Manager accepts such appointment. The duties of the Manager, shall include, but shall not be limited to, the following:

		i.	The Manager, to the extent permitted by applicable laws, rules, and regulatory interpretations, will recommend a digital asset investment program focused on buying and selling call options on Bitcoin, excluding spot Bitcoin transactions (the “Program”). The Manager will manage the investment strategies, including which digital asset derivatives to buy, hold, sell, or exchange, and whether any portion of the Account should remain uninvested and continuously review, supervise and administer the investment program of the Account.
ii.
		iii.	With the Client’s consent, the Manager may open one or more Separately Managed Accounts (“SMAs”), as listed in Schedule A. SMAs provide access to defined digital asset investment strategies following the Program, where the Manager on a discretionary basis, takes full responsibility for digital asset selection, and trading authority as described herein.
		iv.	The Manager will provide administrative services, including but not limited to: arranging custodial services through a separate agreement between the Client and a qualified custodian; coordinating with custodians to ensure comprehensive Account services; and preparing quarterly performance reports to supplement custodian- provided Account statements.

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		v.	The Manager will designate an individual to serve as the primary Client contact and that person shall endeavor to (i) be available as necessary to respond to the Client’s questions and inquiries; and (ii) maintain general familiarity with the status of Client’s account and recent activity therein.
		vi.	The Manager agrees that it will discharge its responsibilities under this Agreement subject to the investment objectives, policies, guidelines, and restrictions as directed by the Client, the applicable rules and regulations of the Securities and Exchange Commission, the Commodity Futures Trading Commission, other applicable federal and state laws, and the rules of any self-regulatory agency all as from time to time in effect.
2.

The Client consents to the Manager including Assets in “batch” or “block” trades when purchasing or selling the same derivatives for multiple clients simultaneously, unless otherwise directed in writing by the Client. Such trades may be executed over-the-counter or via digital asset exchanges to achieve best execution or favorable terms. The Manager will strive to allocate transactions proportionally based on each client’s order, averaging prices and costs equitably. Batch trades will comply with applicable rules under the Investment Advisers Act of 1940 and SEC guidance, as applicable. The Manager will not receive additional compensation from batching. The Manager will process transactions promptly but does not guarantee same-day execution by the broker-dealer or custodian.

B.	Client Representations and Obligations.

1.

The Client hereby represents and warrants that they have independently determined that the digital asset strategy proposed by the Manager is suitable for their investment needs, objectives, and risk tolerance. The Client acknowledges that they have had the opportunity to consult with their own advisors and have made this determination based on their own assessment.

2.

Client represents and warrants to Manager that Client meets the definition of a “Qualified Client” as set forth in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), specifically certifying and confirming that Client either has at least $1,100,000 under management with Manager immediately after entering into this Agreement, or has a net worth (together with assets held jointly with Client’s spouse, if applicable, but excluding the value of Client’s primary residence and certain indebtedness secured by such residence, as described in Rule 205-3) exceeding $2,200,000 immediately prior to entering into this Agreement, or otherwise qualifies as a Qualified Client pursuant to Rule 205-3. Client acknowledges that Manager is relying on this representation in determining Client’s eligibility for performance-based fees, and Client agrees to promptly notify Manager in the event that Client ceases to meet the criteria of a Qualified Client during the term of this Agreement.

3.

The Client agrees to promptly inform the Manager in writing of any material changes to their financial situation, investment objectives, or risk tolerance that may affect the suitability of the digital asset strategy. The Client acknowledges that failure to inform the Manager of such changes may affect the performance and appropriateness of the investment strategy.

4.

The Client agrees to deposit and maintain a minimum Account balance equivalent to 1000 Bitcoin within thirty (30) days of this Agreement’s effective date. Failure to meet or maintain this requirement may result in the Manager suspending services or terminating this Agreement, subject to written notice to the Client.

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C.

Term. This Agreement remains in effect until terminated by either party with thirty (30) days’ written notice to the other. The Client may terminate within five (5) business days of signing without penalty, though any investment activity during this period is at the Client’s sole risk. Upon termination, fees will be prorated and charged until the notice is processed, typically within two (2) business days. The Manager and custodian will reasonably facilitate the transfer or liquidation of Assets, subject to standard settlement procedures. Neither the Manager nor the custodian will be liable for losses due to market fluctuations during this period, absent gross negligence or willful misconduct.

D.	Fees and Expenses.
	1.	Client agrees to pay Adviser the fees as set forth and described in Schedule A attached hereto and incorporated herein by reference (the “Program Fee”).
2.

During the term of this Agreement, Manager shall bear all costs and expenses incurred by Manager in connection with providing digital advisory services under the Program, and Client shall have no responsibility for such Program related costs or expenses. Notwithstanding the foregoing, the Program Fee does not include brokerage commissions, trading costs, transaction charges, custodial fees, or other third-party fees, including without limitation fees charged directly to Client by custodians or other third-party service providers. Client acknowledges and agrees that it shall remain solely responsible for payment of all such excluded costs and expenses.

3.

During the term of this Agreement, Manager agrees that it shall not offer fee terms to any current or future client with a substantially similar investment strategy (e.g., discretionary management) and whose account size is equal to or less than that of Client, which are materially more favorable than the fee terms provided to Client under this Agreement, unless Client is concurrently offered the benefit of such more favorable terms.

4.

Unless otherwise agreed in writing, all fees will be assessed and paid in Bitcoin. The Client authorizes the Manager to instruct the custodian to deduct the Management Fee directly from the Account, in accordance with applicable custody regulations. The Manager is responsible for verifying the accuracy of its fee calculations, as the custodian will not perform this verification, and the amount of such fees shall be confirmed by Client.

E.	Indemnification and Limitation of Liability
1.

Each Party hereto agrees to indemnify, defend, and hold harmless the counterparty, its affiliates, and their respective directors, officers, employees, agents, and representatives (collectively, the “Indemnified Parties”) from and against any and all claims, liabilities, losses, damages, costs, and expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred by or asserted against any of the Indemnified Parties arising out of or in connection with:

		i.	Any act or omission of the counterparty , its affiliates, or any of their respective directors, officers, employees, agents, or representatives in connection with the performance of the counterparty’s obligations under this Agreement, except to the extent that such claims, liabilities, losses, damages, costs, or expenses result from the gross negligence, willful misconduct, or fraud of the counterparty.
		ii.	Any breach by the other of any representation, warranty, covenant, or agreement contained in this Agreement.
		iii.	Any action taken or omitted to be taken by one party hereto in reliance upon any information, instructions, or requests provided by the counterparty or its representatives.
		iv.	Notwithstanding the above, Client agrees not to independently trade or execute the strategy devised by the Manager, in exact or proximate similitude, and Manager shall not indemnify Client for any loss or harm to Client resulting therefrom.

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	2.	Indemnification Procedure:
		i.	In the event any claim, demand, action, or proceeding (each, a “Claim”) is asserted or commenced against any of the Indemnified Parties for which indemnification may be sought under this Agreement, the Indemnified Party shall promptly notify the counterparty in writing; provided, however, that the failure to give such notice shall not relieve any indemnification obligations hereunder except to the extent such failure results in material prejudice.
		ii.	The party responsible for indemnifying the other shall have the right to assume the defense and control of any Claim with counsel reasonably acceptable to the Indemnified Party, provided that the Indemnified Party shall have the right to participate in the defense of such Claim at its own expense. If the party responsible for indemnifying the other fails to assume the defense of any Claim within a reasonable period, the Indemnified Party may assume the defense of such Claim, and the indemnifying party shall be liable for all reasonable costs and expenses incurred in such defense.
		iii.	The party responsible for indemnifying the other shall not settle or compromise any Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.
The Indemnified Party shall cooperate in the defense of any Claim and shall provide such assistance as reasonably requested.
3.

Notwithstanding the foregoing, nothing in this Section shall limit any right under applicable state or federal law which, under certain circumstances, may impose liability on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law. If any provision of this Agreement is found to be invalid or unenforceable under any applicable federal law, the remainder of this Agreement shall continue in full force and effect.

F.

Additions and Withdrawals. The Client may add to or withdraw from the Account at any time, subject to standard settlement procedures and the Manager’s right to terminate services if the minimum balance is not maintained. The Management Fee, as outlined in Schedule A, is prorated and charged quarterly in advance based on the Account’s market value on the last day of the prior billing period. For deposits or withdrawals exceeding $250,000 during a billing period, the fee will be adjusted proportionally for that quarter.

G.	Custodian.
1.

Manager will not maintain actual or physical custody of Client Assets. Client Assets will be held in the custody of a custodian meeting the requirements of a “qualified custodian” as defined in Rule 206(4)-2 of the Investment Advisers Act of 1940. Under no circumstances may Manager withdraw Client Assets from the custodian or otherwise move, exercise control over or consent to provide control over Client funds to any party other than the Client for any purpose whatsoever, neither under the execution of the strategy nor in relation to the settlement of financial obligations pertinent thereto.

2.

The broker-dealer or custodian of the Assets will be responsible for sending confirmations of each transaction and a brokerage statement no less than quarterly. The Client is responsible for maintaining electronic access on the custodian’s portal, where holdings can be viewed in real time. We recommend that the Client compare and verify the information in our report with the information on the statements received directly from the custodian.

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H.	Notices. Notices of any kind to be given hereunder shall be in writing and shall be duly given if mailed or delivered:

to the Manager at:

2020 Rittenhouse Square

Philadelphia, PA 19103

with a copy to:

Royer Cooper Cohen Braunfeld

Attn: Justin Dausch and Roger Braunfeld

101 W Elm St Suite 400,

Conshohocken, PA 19428

with concurrent email copy to:

Ralph A. Daiuto, Jr., Esq.

RAD Partners, LLC

rdaiuto@radpartnersllc.com

to the Client at:

Greg Kidd

Jun Hiraga

Tim Lewkow

26 State Route 28, Unit 1186

Crystal Bay, NV 89402

With concurrent email copies to:

Greg.Kidd@gmail.com

Jun@hardyaka.com

tim@hardyaka.com

thomas@thomaschristopherlaw.com

I.	Miscellaneous.

	1.	Non-Exclusivity. The services of the Manager are not exclusive to the Client. The Manager and any member, employee or agent of the Manager may render similar services to others and engage in additional activities so long as the Manager performs its obligations under this Agreement.

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2.	Confidentiality. The transactions entered into at the instruction of the Manager are confidential. The Client and any member, employee or agent of the Client may not disclose the details of the transactions recommended by the Manager to any party who is not a member, employee or agent (inclusive of any tax or legal advisors) of the Client, nor may the Client enter into duplicate transactions or similar transactions while this Agreement remains in force; failure to uphold this obligation may result in immediate termination of this Agreement.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

3.	Jurisdiction and Venue. To the fullest extent permitted by law, any controversy, dispute, or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including but not limited to claims involving interpretation, performance, breach, or termination of this Agreement, shall be settled exclusively by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect. The arbitration shall take place at a mutually agreeable location, or if no agreement is reached, at the discretion of AAA. Judgment upon the arbitration award rendered may be entered by any court having jurisdiction thereof.

4.	Waiver of Jury Trial. Each party hereby knowingly, voluntarily, and intentionally waives its right to a trial by jury in respect to any litigation arising out of, relating to, or in connection with this Agreement or the transactions contemplated hereby. Each party acknowledges that this waiver constitutes a material inducement for entering into this Agreement.

5.	Successor and Assigns. This Agreement shall inure to the benefit of the parties hereto and the Indemnified Parties, and shall be binding upon the parties hereto, and their respective successors, permitted assigns and, in the case of individual Indemnified Parties, heirs and legal representatives. Neither party may assign this Agreement without the consent of the other party. Transactions that do not result in a change of actual control or management will not be considered an assignment.

6.	Severability. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

7.	Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreement, negotiations, or understanding among them with respect to such subject matter.

8.	Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof or affect the interpretation thereof.

9.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

10.	Survival of Certain Provisions. The provisions of Section 4 (Indemnification) of this Agreement shall survive any termination or expiration of this Agreement.

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11.	No Registration. Client acknowledges, understands, and agrees that Manager is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and does not provide investment advice with respect to securities. Further, Client acknowledges and understands that Manager is neither registered nor required to be registered in any capacity under the Commodity Exchange Act, as amended, or with the National Futures Association (“NFA”) as a Commodity Trading Advisor (“CTA”). Consequently, Client expressly recognizes that Manager is not subject to regulatory oversight or investor protection rules applicable to registered investment advisers or commodity trading advisors.

12.	Waiver. No waiver of the provisions of this Agreement shall be valid unless in writing and signed by the party to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each party acknowledges and accepts its respective rights, duties, and responsibilities hereunder. This Agreement will not be binding until executed by all parties. .

Manager: Hyrcanian Asset Management, LLC		Client: Know Labs, Inc.

By:	/s/ Ashton Soniat	By:	/s/ Robert Gregory Kidd
Name:	Ashton Soniat	Name:	Robert Gregory Kidd
Title:	Chief Executive Officer	Title:	Chief Executive Officer

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Schedule A

Accounts:

Account ending in 0001

Program Fee:

The Client shall pay the Manager an asset-based fee as described on Schedule A (the “Management Fee) equal to one percent (1%) of total account value per annum. The Management fee will be prorated, charged quarterly in advance, and paid based upon the market value of the Assets on the last day of the previous billing period (“Billing Period”). There will be no increase in the Management Fee without prior written notice. This fee will be calculated at the end of each calendar quarter and paid within thirty (30) days of receiving the detailed statement from the Manager.

The Client agrees to pay the Manager an annual performance fee (the “Performance Fee”) equal to twenty-five percent (25%) of the net realized gains and periodic change in mark-to-market on the account strategy. Net realized gains are calculated as the total premiums received from options contracts, net of any premiums paid and/or realized gains or losses (as the case may be) upon the expiration of in-the-money options; periodic change in mark-to-market is calculated as the difference between the entry prices of any open positions held by the strategy and the mid-market valuation of those positions as of a relevant observation date. This fee will be calculated at the end of each calendar year and paid within thirty (30) days of receiving the detailed statement from the Manager. No portion of the Performance Fee will be based on capital gains on the Assets (apart from the account strategy) or appreciation of the Assets.

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